Exhibit 10.1

LINE OF CREDIT AGREEMENT

This Line of Credit Agreement (“Agreement”) is entered into effective as of May 6, 2025 by and between:

Monaco Investment Partners II, lp

a Limited Partnership organized under the laws of the State of Illinois

353 E. Liberty Drive

Wheaton, IL 60187

(“Lender”)

and

NextTrip, Inc,

a Nevada corporation

3900 Paseo del Sol

Santa Fe, NM 87507

(“Borrower”)

RECITALS:

WHEREAS, Lender has agreed to extend a line of credit to Borrower, and Borrower has agreed to repay such credit under the terms set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1. Line of Credit

1.1 Credit Facility: Lender agrees to provide Borrower with a revolving line of credit (“Line of Credit”) in the principal amount of up to Three Million Dollars ($3,000,000), subject to the terms and conditions set forth in this Agreement.

1.2 Drawdowns: Borrower may request drawdowns under the Line of Credit from time to time during the term of the Agreement, subject to the maximum available credit of $3,000,000.

2. Interest

2.1 Interest Rate: Simple interest shall accrue on the outstanding balance of each drawdown at the rate of twelve percent (12%) per annum, calculated from the date of each drawdown.

2.2 Accrual of Interest: Interest shall accrue from the date of each drawdown under this Line of Credit at the specified rate.

2.3 Interest Payments: Interest is due and payable by Borrower on a monthly basis, no later than the 10th day of the subsequent month.

3. Repayment

3.1 Maturity Date: The full outstanding principal balance, together with any accrued but unpaid interest, shall be due and payable in full by Borrower on May 31, 2027, unless otherwise extended by mutual written agreement of the parties.

3.2 Prepayment: Borrower may prepay the Line of Credit, in whole or in part, at any time without penalty.

3.3 Application of Payments: All payments made under this Agreement shall be credited first to the accrued interest due, and any remaining portion of the payment shall be applied to reduce the principal balance.

4. Use of Proceeds

4.1 Use of Funds: Borrower may use the proceeds of the Line of Credit for any lawful purpose, as determined by Borrower in its discretion.

5. Governing Law

5.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law principles.

6. Miscellaneous

6.1 Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, whether written or oral, between the parties.

6.2 Amendment: This Agreement may only be amended or modified by a written agreement executed by both parties.

6.3 Notices: Any notice required or permitted to be given under this Agreement shall be in writing and delivered to the addresses set forth above or to such other address as either party may designate by notice in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement as of the date first above written.

[Signature Page Follows]

Monaco Investment Partners II, lp

By:	/s/ Donald P. Monaco
Name:	Donald P. Monaco
Title:	Managing General Partner
Monaco Investment Partners II, lp

NextTrip, Inc.

By:	/s/ Frank Orzechowski
Name:	Frank Orzechowski
Title:	Chief Financial Officer